Exhibit 99.1

Bsquare Reports Fourth Quarter and Full Year 2015 Results

Full Year Earnings per Share increases from $0.20 in 2014 to $0.49 in 2015

Bellevue, Wash., – February 11, 2016 – BSQUARE Corporation (NASDAQ: BSQR) today announced financial results for the fourth quarter and full year ended December 31, 2015.

Jerry Chase, Bsquare President and Chief Executive Officer, commented, “During 2015 we focused on execution within our core businesses while laying the groundwork for DataV, our new Internet of Things (IoT) software offering. As a result, we were able to deliver profits in each quarter and more than doubled our year-over-year earnings per share. Further, during the fourth quarter, we engaged with customers on paid commercial trials of DataV.”

Mr. Chase continued, “For 2016, we will continue to focus on profitability and cash flow from our professional engineering services and embedded software businesses. We anticipate continued customer traction with respect to DataV, which we believe will further enhance shareholder value.”

Q4 2015 Financial Highlights

Total revenue for the quarter was $25.0 million, down 5% compared to the third quarter of 2015, and down 2% from the prior year period. Net income for the quarter was $1.1 million, or $0.09 per share, compared to net income of $1.2 million, or $0.10 per share, in the third quarter of 2015 and net income of $1.4 million, or $0.12 per share, in the year-ago quarter. The fourth quarter of 2014 included recognition of $598,000 of revenue and gross profit resulting from completion of a large hand-held project in Japan. Adjusted EBITDAS for the fourth quarter of 2015 was $1.9 million, compared to $2.0 million in the third quarter of 2015 and $1.7 million in the year-ago quarter. Our cash and investments (including restricted cash) increased to $30.0 million at the end of the fourth quarter of 2015.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended
	12/31/2015	9/30/2015	12/31/2014
Revenue:
Third-party Software	$18,971	$20,790	$20,056
Engineering Services	5,499	5,220	4,979
Proprietary Software	558	425	560
Total Revenue	25,028	26,435	25,595
Total Gross Profit	4,916	4,873	4,764
Gross Margins:
Third-party Software	15%	15%	14%
Engineering Services	29%	26%	29%
Proprietary Software	80%	74%	85%
Total Gross Margin	20%	18%	19%
Total Operating Expenses	3,619	3,486	3,476
Net Income	$1,140	$1,245	$1,396
Per Share-Diluted	$0.09	$0.10	$0.12
Adjusted EBITDAS*	$1,941	$1,977	$1,725
Cash and Investments EoQ**	$29,973	$29,561	$26,640

*   Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

** Cash and Investments EoQ includes both short and long-term amounts (long-term at 12/31/15 = $250,000).

110 110th Ave. NE., Suite 300, Bellevue, Washington  98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

Financial Commentary on Fourth Quarter 2015 Results (Comparison to Third Quarter 2015)

•	Third-party software sales decreased $1.8 million, or 9%, due to decreases in sales of Microsoft Embedded software and Windows Mobile operating systems and as a result of timing of customer orders;
•	Engineering services revenue increased $279,000, or 5%, driven primarily by increases in revenue from North American projects;
•	Engineering services margin increased three percentage points to 29%, primarily due to improved utilization;
•

Operating expenses increased $133,000, or 4%, driven primarily by increased sales expenses associated with the timing of customer bookings signed in the fourth quarter and the related sales commissions, as well as increased investment in marketing programs to support our DataV product initiatives; and

•

Cash and investments increased $0.4 million in the fourth quarter primarily due to Adjusted EBITDAS contribution, partially offset by changes in working capital. Days sales outstanding (DSO) was 70 for Q4, 54 for Q3 and 49 for Q4 2014. As previously disclosed, we are providing extended payment terms to a highly credit-worthy customer and this has resulted in an increase in our DSO.

Full Year 2015 Financial Highlights

Total revenue for 2015 was $106.6 million, up 11% from 2014. Net income for 2015 was $6.1 million, or $0.49 per diluted share, compared to net income of $2.3 million, or $0.20 per share, in 2014. Adjusted EBITDAS was $8.5 million for 2015 compared to $4.1 million in 2014. Cash and investments increased by $3.3 million during the 2015 full year period.

Details as follows (unaudited, in 000’s except per share amounts):	Year Ended
Revenue:	12/31/2015	12/31/2014
Third-party Software	$82,885	$73,933
Engineering Services	20,393	19,669
Proprietary Software	3,323	2,314
Total Revenue	106,601	95,916
Total Gross Profit	20,470	16,527
Gross Margins:
Third-party Software	15%	14%
Engineering Services	25%	24%
Proprietary Software	85%	75%
Total Gross Margin	19%	17%
Total Operating Expenses	14,039	14,043
Net Income	$6,093	$2,345
Per Share-Diluted	$0.49	$0.20
Adjusted EBITDAS*	$8,522	$4,090
Cash and Investments EoQ**	$29,973	$26,640

*   Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

** Cash and Investments EoQ includes both short and long-term amounts (long-term at 12/31/15 = $250,000).

110 110th Ave. NE., Suite 300, Bellevue, Washington  98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

Financial Commentary on 2015 Full Year Results (Comparison to 2014 Full Year Results)

•	Third-party software sales increased by $9.0 million, or 12%, primarily due to increased customer demand, in particular from our largest customer;
•

The increase in engineering services revenue of $0.7 million, or 4%, was driven primarily by increases in revenue from North American projects, partially offset by decreases in revenue from Asia as a result of the completion of a large handheld project in Japan in 2014;

•	The increase in third-party software margin, up one percentage point, was driven primarily by improved operational efficiencies as well as a more favorable product and customer mix;
•	The increase in engineering services margin, up one percentage point, was primarily due to improved utilization;
•	Operating expenses were relatively flat year-over-year, with small decreases in research and development and marketing offset by increases in sales and general and administrative spending; and
•	Non-cash stock-based compensation expenses increased approximately $0.5 million to $1.5 million in 2015 as a result of awards to employees and higher prevailing stock prices during 2015.

Q1 2016 Outlook

•

Bsquare has often experienced quarterly fluctuations in revenue, and first quarter results have historically been among the company’s lowest revenue periods. Management currently expects revenue for the first quarter to be in the range of $23 million to $25 million;

•	Gross margin for services will continue in the mid-20% range;
•	Increased bookings and revenue from DataV;
•	Continued GAAP profitability; and
•	As previously noted, we expect our accounts receivable balance will continue to increase during the first few months of 2016 due to extended payment terms granted to a highly credit-worthy customer.

Conference Call

Management will host a conference call today, February 11, 2016, at 5 p.m. Eastern Standard Time (2 p.m. Pacific Standard Time.) To access the call dial 1-888-262-8973 or 1-913-312-0387 for international callers, and reference "Bsquare Corporation Fourth Quarter 2015 Earnings Conference Call." A replay will be available for two weeks following the call by dialing 1-877-870-5176, or 1-858-384-5517 for international callers; reference pin number 224142. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

About Bsquare Corporation

For more than two decades, Bsquare has helped its customers extract business value from a broad array of physical assets by making them intelligent, connecting them, and using the data they generate to optimize business processes. Bsquare DataV software solutions can be deployed by a wide variety of enterprises to create business-focused Internet of Things (IoT) systems that more effectively monitor device data, automate processes, predict events and produce better business outcomes. Bsquare goes a step further by coupling its purpose-built DataV software with comprehensive analytic and engineering services that help organizations of all types make IoT a business reality. For more information, visit www.bsquare.com.

110 110th Ave. NE., Suite 300, Bellevue, Washington  98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others: statements we make regarding expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments; and strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our ability to execute our development initiatives and sales and marketing strategies around DataV™, the Internet of Things, and our product and service offerings more generally; our success in leveraging strategic partnering initiatives with companies such as Microsoft and Intel; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare Contact:Investor Contact:

Marty Heimbigner, CFOLeslie Phillips

BSQUARE Corporationthe Blueshirt Group

+1 425.519.5900+ 1 415.217.5869

investorrelations@bsquare.comleslie@blueshirtgroup.com

###

Bsquare, the Bsquare Logo, and DataV are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

110 110th Ave. NE., Suite 300, Bellevue, Washington  98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$16,443	$13,127
Short-term investments	13,280	13,263
Accounts receivable, net of allowance for doubtful accounts of $62 at December 31, 2015 and $125 at December 31, 2014	19,009	13,626
Prepaid expenses and other current assets	580	717
Total current assets	49,312	40,733
Equipment, furniture and leasehold improvements, net	1,167	1,336
Restricted cash equivalents	250	250
Deferred tax assets	145	401
Intangible assets, net	594	729
Goodwill	3,738	3,738
Other non-current assets	52	54
Total assets	$55,258	$47,241
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$11,789	$12,247
Accounts payable	188	165
Accrued compensation	2,390	2,106
Other accrued expenses	1,277	1,539
Deferred rent, current portion	298	275
Deferred revenue	1,135	712
Total current liabilities	17,077	17,044
Deferred tax liability	97	144
Deferred rent	1,177	1,476
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 12,092,598 shares issued and outstanding at December 31, 2015 and 11,767,577 shares issued and outstanding at December 31, 2014	133,331	131,071
Accumulated other comprehensive loss	(869)	(846)
Accumulated deficit	(95,555)	(101,648)
Total shareholders' equity	36,907	28,577
Total liabilities and shareholders' equity	$55,258	$47,241

110 110th Ave. NE., Suite 300, Bellevue, Washington  98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Software	$19,529	$20,616	$86,208	$76,247
Service	5,499	4,979	20,393	19,669
Total revenue	25,028	25,595	106,601	95,916
Cost of revenue:
Software	16,205	17,300	70,937	64,489
Service	3,907	3,531	15,194	14,900
Total cost of revenue	20,112	20,831	86,131	79,389
Gross profit	4,916	4,764	20,470	16,527
Operating expenses:
Selling, general and administrative	3,280	3,011	12,400	12,363
Research and development	339	465	1,639	1,680
Total operating expenses	3,619	3,476	14,039	14,043
Income from operations	1,297	1,288	6,431	2,484
Other income (expense), net	8	17	132	(101)
Income before income taxes	1,305	1,305	6,563	2,383
Income tax expense	(165)	91	(470)	(38)
Net income	$1,140	$1,396	$6,093	$2,345
Basic income per share	$0.09	$0.12	$0.51	$0.20
Diluted income per share	$0.09	$0.12	$0.49	$0.20
Shares used in calculation of income per share:
Basic	12,047	11,735	11,938	11,574
Diluted	12,649	11,945	12,419	11,788

110 110th Ave. NE., Suite 300, Bellevue, Washington  98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999

BSQUARE CORPORATION
NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Adjusted EBITDAS:
Income from operations, as reported	$1,297	$1,288	$6,431	$2,484
Depreciation and amortization	150	146	575	624
Stock-based compensation expense	494	291	1,516	982
Adjusted EBITDAS (1)	$1,941	$1,725	$8,522	$4,090

(1)     Adjusted EBITDAS is a non-GAAP financial measure.  Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as operating income (loss) before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, and stock-based compensation expense. Adjusted EBITDAS should not be construed as a substitute for income (loss) from operations, net income (loss), or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, the Company regards Adjusted EBITDAS as a complement to income (loss) from operations, net income (loss) and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington  98004  Toll Free: 888.820.4500  Main: +1 425.519.5900  Fax: +1 425.519.5999